FIRST AMENDMENT TO SUBSERVICING AGREEMENT

THIS FIRST AMENDMENT TO SUBSERVICING AGREEMENT (“First Amendment”) dated as of February 19, 2004 by and between Crescent Mortgage Company (“Owner/Servicer”) and Cenlar FSB (“Subservicer”).

RECITALS

WHEREAS, Owner/Servicer and Subservicer entered into a certain Subservicing Agreement dated as of January 1, 2004; and

WHEREAS, Owner/Servicer and Subservicer desire to amend the Agreement further as set forth below.

NOW THEREFORE, in consideration of the mutual recitals, promises and covenants set forth in this First Amendment and in the Agreement, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Agreement.
2.	Article VI of the Agreement, Representations, Warranties and Covenants of Owner/Service is amended to add a new Section 6.6 to read as follows:

6.6 Predatory Lending Regulations; High Cost Loans.

None of the Mortgage(s) are classified as (i) “high cost” loans under the Home Ownership and Equity Protection Act of 1994 or (ii) “high cost”, “threshold”, “covered” or “predatory” loans under any other applicable state, federal or local law.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed as of the day and year first indicated above.

ATTEST:		CRESCENT MORTGAGE COMPANY

By:	/s/ Jay Hood	By:	/s/ Robert C. KenKnight
Name/Title: Jay Hood, Vice Pres.		Name/Title: Robert C. KenKnight, President

ATTEST:		CENLAR FSB

By:	/s/ Joan M. Heras	By:	/s/ Gregory S. Tornquist
Joan M. Heras, Asst. Secretary		Gregory S. Tornquist, Senior Vice President